                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-33736

          PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED JUNE 27, 2000
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF

                    5 1/2% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated June 27, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5 1/2% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), IS HEREBY SUPPLEMENTED BY AMENDING THE "SELLING HOLDERS" SECTION ON PAGES 23-25 THEREOF, BY INSERTING THE FOLLOWING AS A NEW SELLING HOLDER IN THE APPROPRIATE ALPHABETICAL LOCATION:

                                                              NUMBER OF
                       SELLING HOLDER                         HIGH TIDES
                       --------------                         ----------
UBS O'Connor LLC F/B/O UBS Global Equity Arbitrage Master
  Limited...................................................   102,130
William Blair & Co. L.L.C...................................       150

                            ------------------------

                 Prospectus Supplement dated November 16, 2000